Exhibit 99.5

Cameron Highway Oil Pipeline Company

Financial Statements for the Years Ended December 31, 2014, 2013 and 2012

and Independent Auditors’ Report

CAMERON HIGHWAY OIL PIPELINE COMPANY

INDEPENDENT AUDITORS’ REPORT

To the Management Committee of Cameron Highway Oil Pipeline Company

Houston, Texas

We have audited the accompanying financial statements of Cameron Highway Oil Pipeline Company (the “Company”), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations, cash flows and partners’ equity for the years ended December 31, 2014, 2013, and 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cameron Highway Oil Pipeline Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014, 2013, and 2012, in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 10, 2015 (July 13, 2015 as to the effects of recent developments related to the asset retirement obligations of pipelines constructed under permits issued by the U.S. Army Corps of Engineers in Note 3)

CAMERON HIGHWAY OIL PIPELINE COMPANY

BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$1,860	$658
Accounts receivable – trade	6,062	5,571
Accounts receivable – related parties	342	2
Other current assets	690	616

Total current assets	8,954	6,847
Property, plant and equipment, net (see Note 3)	394,105	406,265
Other assets	1,618	1,807

Total assets	$404,677	$414,919

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable – trade	$2,039	$959
Accounts payable – related parties	910	734
Accrued product payables	1,642	890
Accrued ad valorem taxes	623	601
Other current liabilities	104	94

Total current liabilities	5,318	3,278
Other liabilities	1,864	1,741
Commitments and contingencies (see Note 6)
Partners’ equity	397,495	409,900

Total liabilities and partners’ equity	$404,677	$414,919

The accompanying notes are an integral part of these Financial Statements.

CAMERON HIGHWAY OIL PIPELINE COMPANY

STATEMENTS OF OPERATIONS

(Dollars in thousands)

	For the Year Ended December 31,
	2014	2013	2012
Crude oil handling revenues	$65,849	$50,097	$34,605

Costs and expenses:
Depreciation and accretion expenses	16,651	16,598	16,596
Other operating costs and expenses	15,911	10,341	10,428
General and administrative costs	92	93	104

Total costs and expenses	32,654	27,032	27,128

Net income	$33,195	$23,065	$7,477

The accompanying notes are an integral part of these Financial Statements.

CAMERON HIGHWAY OIL PIPELINE COMPANY

STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Year Ended December 31,
	2014	2013	2012
Operating activities:
Net income	$33,195	$23,065	$7,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion expenses	16,651	16,598	16,596
Gain on sale of asset	—	—	(5)
Effect of changes in operating accounts:
Accounts receivable	(831)	(649)	(1,100)
Other current assets	(74)	(344)	23
Other assets	189	(1,807)	—
Accounts payable	191	(140)	(84)
Accrued product payables	752	720	(292)
Accrued ad valorem taxes payable	22	81	(15)
Other current liabilities	10	12	(51)

Net cash provided by operating activities	50,105	37,536	22,549

Investing activities:
Additions to property, plant and equipment	(3,303)	(327)	(92)
Proceeds from sale of asset	—	—	5

Net cash used in investing activities	(3,303)	(327)	(87)

Financing activities:
Cash contributions from Partners	1,000	531	20
Cash distributions to Partners	(46,600)	(38,000)	(22,784)

Net cash used in financing activities	(45,600)	(37,469)	(22,764)

Net increase (decrease) in cash and cash equivalents	1,202	(260)	(302)
Cash and cash equivalents, beginning of period	658	918	1,220

Cash and cash equivalents, end of period (see Note 1)	$1,860	$658	$918

Current liabilities for capital expenditures	$1,271

The accompanying notes are an integral part of these Financial Statements.

CAMERON HIGHWAY OIL PIPELINE COMPANY

STATEMENTS OF PARTNERS’ EQUITY

(Dollars in thousands)

	Cameron Highway Pipeline I, L.P. (50%)	Cameron Highway Pipeline II, L.P. (25%)	Cameron Highway Pipeline III, L.P. (25%)	Total
Balance, January 1, 2012	$219,795	$109,898	$109,898	$439,591
Net income	3,739	1,869	1,869	7,477
Cash contributions from Partners	10	5	5	20
Cash distributions to Partners	(11,392)	(5,696)	(5,696)	(22,784)

Balance, December 31, 2012	212,152	106,076	106,076	424,304
Net income	11,533	5,766	5,766	23,065
Cash contributions from Partners	265	133	133	531
Cash distributions to Partners	(19,000)	(9,500)	(9,500)	(38,000)

Balance, December 31, 2013	204,950	102,475	102,475	409,900
Net income	16,597	8,299	8,299	33,195
Cash contributions from Partners	500	250	250	1,000
Cash distributions to Partners	(23,300)	(11,650)	(11,650)	(46,600)

Balances, December 31, 2014	$198,747	$99,374	$99,374	$397,495

The accompanying notes are an integral part of these Financial Statements.

CAMERON HIGHWAY OIL PIPELINE COMPANY

NOTES TO FINANCIAL STATEMENTS

Except as noted in the context of each footnote disclosure, dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

Note 1. Company Organization and Description of Business

Company Organization

Cameron Highway Oil Pipeline Company (“Cameron Highway”) is a Delaware general partnership formed in June 2003 to construct, install, own and operate an unregulated crude oil pipeline system located in the central Gulf of Mexico offshore Texas and Louisiana. Unless the context requires otherwise, references to “we,” “us”, “our” or the “Company,” within these notes are intended to mean Cameron Highway Oil Pipeline Company.

We are owned (i) 50% by Cameron Highway Pipeline I, L.P. (“CHOPS I”), a subsidiary of Enterprise GTM Holdings L.P. (“Enterprise”), (ii) 25% by Cameron Highway Pipeline II, L.P. (“CHOPS II”), a subsidiary of Genesis Energy LP (“Genesis”) and (iii) 25% by Cameron Highway Pipeline III, L.P. (“CHOPS III”), another subsidiary of Genesis. CHOPS I, CHOPS II and CHOPS III are referred to individually as a “Partner,” or collectively as the “Partners.”

Description of Business

The Cameron Highway crude oil pipeline system (the “Pipeline”) gathers production from deepwater areas of the central Gulf of Mexico, primarily from the South Green Canyon area, for delivery to markets in southeast Texas. The Cameron Highway system extends 374 miles and has an approximate transportation capacity of 295 thousand barrels per day. The system includes pipeline junction platforms located at High Island A5 and Ship Shoal 332B. Manta Ray Gathering Company, L.L.C. (“Manta Ray”), an affiliate of Enterprise, serves as operator of the Pipeline.

The Pipeline is supported by life of lease dedications by BP Exploration & Production Inc., BHP Billiton Ltd., PXP Offshore LLC and Chevron USA Inc. with respect to their production from the Holstein, Mad Dog and Atlantis fields and by Anadarko US Offshore Corporation with respect to its production from the Constitution and Ticonderoga fields. Additionally, we have contracted with BHP Billiton Ltd. to transport crude oil production from the Shenzi field and Petrobras America Inc. to transport crude oil production from the Cottonwood field.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”).

In preparing these financial statements, the Company has evaluated subsequent events for potential recognition or disclosure through July 13, 2015, the issuance date of the financial statements.

Accrued Product Payables

Accrued product payables represent our obligation to purchase crude oil volumes from producers to settle imbalance positions. We value such obligations at contractual prices.

CAMERON HIGHWAY OIL PIPELINE COMPANY

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents represent unrestricted cash on hand and may also include highly liquid investments with original maturities of less than three months from the date of purchase.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued and the nature of the contingent liability would be disclosed in the Company’s financial statements.

If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed or recorded unless they involve guarantees that are material to the Company, in which case the nature of the guarantee would be disclosed.

We had no loss contingency matters requiring accruals or disclosure at December 31, 2014 or 2013.

Environmental Costs

Our operations are subject to extensive federal environmental regulations. Environmental costs for remediation are accrued based on estimates of known remediation requirements. Such accruals are based on management’s best estimate of the ultimate cost to remediate a site and are adjusted as further information and circumstances develop. Those estimates may change substantially depending on information about the nature and extent of contamination, appropriate remediation technologies and regulatory approvals. Expenditures to mitigate or prevent future environmental contamination are capitalized. Ongoing environmental compliance costs are charged to expense as incurred. In accruing for environmental remediation liabilities, costs of future expenditures for environmental remediation are not discounted to their present value, unless the amount and timing of the expenditures are fixed or reliably determinable. There were no environmental remediation liabilities incurred as of December 31, 2014 or 2013.

Estimates

Preparing our financial statements in conformity with GAAP requires us to make estimates that affect amounts presented in the financial statements. Our most significant estimates relate to (i) the useful lives and depreciation methods used for fixed assets; (ii) measurement of fair value and projections used in impairment testing of fixed assets; (iii) contingencies; and (iv) revenue and expense accruals.

Actual results could differ materially from our estimates. On an ongoing basis, we review our estimates based on currently available information. Any changes in the facts and circumstances underlying our estimates may require us to update such estimates, which could have a material impact on our financial statements.

CAMERON HIGHWAY OIL PIPELINE COMPANY

NOTES TO FINANCIAL STATEMENTS

Fair Value Information

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values based on their short-term nature.

Impairment Testing for Long-Lived Assets

Long-lived assets such as property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Long-lived assets with carrying values that are not expected to be recovered through future cash flows are written-down to their estimated fair values. The carrying value of a long-lived asset is deemed not recoverable if it exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the asset’s carrying value exceeds the sum of its undiscounted cash flows, a non-cash asset impairment charge equal to the excess of the asset’s carrying value over its estimated fair value is recorded. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a specified measurement date. We measure fair value using market price indicators or, in the absence of such data, appropriate valuation techniques. No asset impairment charges were recognized during the years ended December 31, 2014, 2013 or 2012.

Income Taxes

We are organized as a pass-through entity for federal income tax purposes. As a result, our financial statements do not provide for such taxes and our Partners are individually responsible for their allocable share of our taxable income for federal income tax purposes.

Other Assets

Other assets represent the long-term portion of prepaid amortizable right-of-way agreements.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost. Expenditures for additions, improvements and other enhancements to property, plant and equipment are capitalized, and minor replacements, maintenance, and repairs that do not extend asset life or add value are charged to expense as incurred. When property, plant and equipment assets are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is included in results of operations for the respective period.

In general, depreciation is the systematic and rational allocation of an asset’s cost, less its residual value (if any), to the reporting periods it benefits. Our property, plant and equipment is depreciated using the straight-line method, which results in depreciation expense being incurred evenly over the life of an asset. Our estimate of depreciation expense incorporates management assumptions regarding the useful economic lives and residual values of our assets.

Asset retirement obligations (“AROs”) are legal obligations associated with the retirement of tangible long-lived assets that result from their acquisition, construction, development and/or normal operation. When an ARO is incurred, we record a liability for the ARO and capitalize an equal amount as an increase in the carrying value of the related long-lived asset. ARO amounts are measured at their estimated fair value using expected present value techniques. Over time, the ARO liability is accreted to its present value (though accretion expense) and the capitalized amount is depreciated over the remaining useful life of the related long-lived asset. We will incur a gain or loss to the extent that our ARO liabilities are not settled at their recorded amounts. See Note 3 for additional information regarding our property, plant and equipment and related AROs.

CAMERON HIGHWAY OIL PIPELINE COMPANY

NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

Crude oil handling revenues are generated from purchase and sale agreements whereby we purchase crude oil from producers at various receipt points along the Pipeline for a contractual fixed price (less a “throughput fee”) and sell common stream crude oil back to the producers at various redelivery points at a contractual fixed price (before the throughput fee was applied). Since these purchase and sale transactions are with the same producer and entered into in contemplation of one another, the purchase and sales amounts are netted against one another and the residual handling fees are recognized as crude oil handling revenue. The intent of these buy-sell arrangements is to earn a fee for handling crude oil (by providing a service to the producer) and not to engage in crude oil marketing activities. We also net the corresponding receivables and payables from such transactions on our Balance Sheets for consistency of presentation.

Note 3. Property, Plant and Equipment

Our property, plant and equipment values and accumulated depreciation balances were as follows at the dates indicated:

	Estimated Useful Life	December 31,
		2014	2013
Pipeline and equipment	To 2035	$329,290	$328,928
Platforms and facilities (1)	To 2035	165,914	165,914
Crude oil line fill (2)	N/A	34,053	34,053
Buildings	To 2044	1,181	—
Construction in progress	N/A	25,645	22,820

Subtotal		556,083	551,715
Less: Accumulated depreciation		(161,978)	(145,450)

Property, plant and equipment, net		$394,105	$406,265

(1)	Includes offshore platforms and related facilities that are an integral part of the Pipeline.
(2)	Line fill is carried at historical cost and not depreciated.

Depreciation expense was $16.5 million for each of the years ended December 31, 2014, 2013 and 2012.

Asset retirement obligations

Our AROs result from pipeline right-of-way agreements and regulatory requirements of the U.S. Bureau of Safety and Environmental Enforcement. The following table presents information regarding our asset retirement liabilities for the periods noted.

	For the Year Ended December 31,
	2014	2013	2012
ARO liability, beginning of period	$1,741	$1,627	$1,616
Accretion expense	123	114	118
Revision in expected cash flows	—	—	(107)

ARO liability, end of period	$1,864	$1,741	$1,627

CAMERON HIGHWAY OIL PIPELINE COMPANY

NOTES TO FINANCIAL STATEMENTS

Certain segments of our pipeline system were constructed under permits issued by the U.S. Army Corps of Engineers (the “CoE”). These permits generally require that, upon abandonment of a pipeline segment, we restore the location to its pre-existing condition. Historically, the CoE has allowed pipeline owners to abandon a pipeline segment in-place; however, in a June 2015 letter to the owner of a natural gas gathering system located in the state waters of Texas, the CoE requested that the pipeline operator fully remove the pipelines from the Gulf of Mexico in accordance with its permits. In light of this recent development, the CoE might require us to fully remove any pipeline segments that we abandon (that are within the CoE’s jurisdiction) rather than abandon them in place. Given that we are uncertain as to how the CoE would respond to any abandonment request we might make in the distant future, we are not able to estimate the amount of incremental asset retirement costs that we could incur if the CoE required the full removal of any of our pipeline segments under its jurisdiction. Accordingly, we have not made any provision for such matters in our financial statements.

Property, plant and equipment at December 31, 2014 and 2013 include $1.0 million and $1.1 million, respectively, of AROs that were capitalized as an increase in the associated long-lived asset.

At December 31, 2014, our forecast of accretion expense is as follows for the next five years:

2015	2016	2017	2018	2019
$131	$141	$151	$162	$173

Note 4. Partners’ Equity

Income or loss amounts are allocated to Partners based on their respective partnership interests. Distributions to Partners are also made in accordance with each Partner’s respective partnership interests. We make cash distributions to Partners on a quarterly basis to the extent that our cash balance exceeds our normal working capital requirements and any outstanding invoices.

Note 5. Related Party Transactions

Manta Ray Agreement

Manta Ray manages and operates our Pipeline under the terms of an Operation and Management Agreement (the “Agreement”). Pursuant to the Agreement, we pay Manta Ray $536 thousand per month (adjusted annually for changes in an average weekly earnings index as defined in the Agreement) for routine operating services. We also reimburse Manta Ray for all non-routine operations-related services.

The Agreement may be terminated or canceled by us if Manta Ray (i) defaults in the performance of any of its obligations; (ii) dissolves, liquidates or terminates its separate corporate existence; (iii) makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts; or (iv) if Manta Ray is in default under the performance standards set forth in the Agreement. The Agreement may be terminated or canceled by Manta Ray without cause at any time with at least a 180-day notice if (i) we are in default in the performance of any payment obligations; (ii) we dissolve, liquidate or terminate our separate corporate existence; (iii) we make a general assignment for the benefit of creditors or admit in writing our inability to pay our debts generally as they become due; or (iv) we sell or lease our Pipeline to a third party.

CAMERON HIGHWAY OIL PIPELINE COMPANY

NOTES TO FINANCIAL STATEMENTS

As presented on our statements of operations, other operating costs and expenses include $6.4 million, $6.2 million and $5.8 million for payments we made to Manta Ray under the Agreement for the years ended December 31, 2014, 2013 and 2012, respectively.

Offshore Platform Lease

We lease space on the Garden Banks 72 offshore hub platform from an affiliate of Enterprise and a third party. Total rent paid to the affiliate of Enterprise was $0.8 million, $0.7 million and $0.7 million for the years ended December 31, 2014, 2013 and 2012, respectively. See Note 6 for additional information regarding this operating lease.

Note 6. Commitments and Contingencies

Regulatory and Legal

As part of our normal business activities, we are subject to various laws and regulations, including those related to environmental matters. In the opinion of management, compliance with existing laws and regulations will not materially affect our financial position, results of operations or cash flows.

Also, in the normal course of business, we may be a party to lawsuits and similar proceedings before various courts and governmental agencies involving, for example, contractual disputes, environmental issues and other matters. We are not aware of any such matters at December 31, 2014 or 2013. If new information becomes available, we will establish accruals and/or make disclosures as appropriate.

Operating Leases

We lease space on the Garden Banks 72 (“GB 72”) offshore hub platform from an affiliate of Enterprise and a third party. Total rent paid for this platform space was $1.5 million, $1.5 million and $1.4 million for the years ended December 31, 2014, 2013 and 2012, respectively. The lease agreement has an indefinite term and will continue until the platform is abandoned. However, we can terminate the agreement at any time if we cease operations on the GB 72 platform. As a result, there are no future minimum payment obligations attributable to this agreement.

We also have right-of-way leases held in connection with our Pipeline. In general, our payments for right-of-way easements are determined by the underlying contracts, which typically include a contractual fixed fee. Certain of our right-of-way leases include rent escalation clauses whereby the rent is adjusted periodically for inflation. Lease expense is charged to other operating costs and expenses on a straight-line basis over the period of expected economic benefit. We recognized $0.6 million, $0.2 million and $0.4 million of operating expense for the years ended December 31, 2014, 2013 and 2012, respectively, in connection with these leases. Our future minimum payment obligations under these right-of-way agreements are $20 thousand annually through 2019 and a total of $79 thousand thereafter.

Unocal Terminal Services Agreement

We entered into a terminal services agreement with Union Oil Company of California (“Unocal”) in March 2014 to obtain crude oil handling services at Unocal’s terminal located near Beaumont, Texas. The service agreement has an initial term of two years with an option to renew for an additional two years. We recognized $1.3 million of operating expense for the year ended December 31, 2014 in connection with this agreement. Our future commitments under this service agreement total $2.3 million for 2015 and $940 thousand for 2016, assuming no renewals.

CAMERON HIGHWAY OIL PIPELINE COMPANY

NOTES TO FINANCIAL STATEMENTS

The costs we incur under the Unocal terminal services agreement are substantially reimbursed by certain producers. We recognized $1.4 million of revenues for the year ended December 31, 2014 in connection with these reimbursements.

Other Commitments

At December 31, 2014, we have short-term payment obligations relating to capital expenditures totaling $1.1 million, which represent unconditional payment obligations to vendors for products to be delivered in connection with capital projects.

Note 7. Significant Risks

Production and Credit Risk due to Customer Concentration

Offshore pipeline systems such as ours are directly impacted by exploration and production activities in the Gulf of Mexico for crude oil. Crude oil reserves are depleting assets. Our crude oil pipeline system must access additional reserves to offset either (i) the natural decline in production from existing connected wells or (ii) the loss of production to a competing takeaway pipeline. We actively seek to offset the loss of volumes due to depletion by adding connections to new customers and production fields.

BP and BHP Billiton Ltd. (“BHP”) accounted for 43% and 40%, respectively, of our revenues for the year ended December 31, 2014. Likewise, BP and BHP accounted for 46% and 37%, respectively, of our revenues for the year ended December 31, 2013. During the year ended December 31, 2012, BP and BHP accounted for 40% and 42%, respectively, of our revenues. The loss of either of these customers or a significant reduction in the crude oil volumes they transport on our Pipeline would have a material adverse effect on our financial position, results of operations and cash flows.

Regulatory Risks

To the extent that new regulations or other governmental actions significantly curtail the exploration and production activities of Gulf of Mexico producers connected to our Pipeline or increase the estimated future costs associated with our AROs, it could have a material adverse effect on our financial position, results of operations or cash flows.

Insurance Risks

Our assets are located offshore Texas and Louisiana in the Gulf of Mexico, which is prone to tropical weather events such as hurricanes. Our Partners are required to maintain certain levels of insurance with respect to our assets (excluding windstorm coverage). If our assets were significantly damaged in a storm, it could have a material impact on our financial position, results of operations and cash flows.